EXHIBIT 23.3
                        CONSENT OF INDEPENDENT AUDITORS


   The Board of Directors
   First Commercial Corporation:

   We consent to the incorporation by reference in the Registration Statement on Form S-4 of First Commercial Corporation of our report dated January 28, 1994, relating to the consolidated statements of income, stockholders' equity and cash flows of State First Financial Corporation and subsidiaries for the year ended December 31, 1993 which report appears as Exhibit 99(a) in the December 31, 1995 Annual Report on Form 10-K of First Commercial Corporation.

   We also consent to the reference to our firm under the heading
   "Experts" in the Joint Proxy Statement/Prospectus.


                                 KPMG Peat Marwick LLP

   Little Rock, Arkansas
   September 18, 1996